U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A POS

Dated: December 19, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Balincan USA, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

555 Middle Creek Parkway

Suite 100

Colorado Springs, CO 80921

719-419-6709
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7372	95-4217605
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A POS.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A POS: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: December 19, 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Balincan USA, Inc.

555 Middle Creek Parkway

Suite 100

Colorado Springs, CO 80921

500,000,000 Shares of Common Stock

at a price of $0.001 per Share

Minimum Investment: $1,000

Maximum Offering: $500,000

See The Offering - Page 2 and Securities Being Offered - Page 27 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH 10 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$0.001	$0	$0.001		None
Minimum Investment	$1,000	$0	$1,000		None
Maximum Offering	$500,000	$0	$500,000	(4)	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes an offering price of $0.001 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Balincan USA, Inc., a Delaware Corporation (the “Company”). We are offering up to 500,000,000 Shares being offered at a price of $0.001 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 100,000,000 Shares of Common Stock with a Maximum Offering of $500,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “BCNN”. On December 18, 2023, the last reported sale price of our common stock was $0.0017.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and this will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE COMPANY HAS FILED AN APPLICATION TO REGISTER THE SECURITIES BY QUALIFICATION IN THE STATES OF COLORADO, CONNECTICUT, AND GEORGIA. THE COMPANY, AT ITS DISCRETION, MAY SEEK QUALIFIFATION IN OTHER STATES AS WELL.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price of $0.001 per share (the “Offering Price”).

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A POS, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A POS, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A POS, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A POS, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A POS, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A POS, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A POS and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A POS and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A POS and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A POS and Offering Circular is accurate only as of the date of this Form 1-A POS and Offering Circular, regardless of the time of delivery of this Form 1-A POS and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

i

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A POS filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A POS and Offering Circular.

Unless otherwise indicated, the terms “Balincan USA,” “BCNN,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Balincan USA, Inc. and its subsidiaries.

Business Overview

Balincan USA, Inc., a Delaware corporation, operates 100% through its subsidiary, Tekumo LLC. Tekumo is a service delivery platform that solves the “last-mile” of installing, monitoring, and maintaining technology systems and smart connected devices.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 17.

Issuer:	Balincan USA, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.001

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$500,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	500,000,000 Shares of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 14 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “BCNN”.

Transfer Agent and Registrar:	VStock Transfer LLC is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	200,197,317 Shares
Common Stock in this Offering	500,000,000 Shares
Stock to be outstanding after the offering (2)	700,197,317 Shares

(1)	As of September 30, 2023 the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, Strings Kozisek, Phillip Dignan and Christopher Nichols. Loss of any one of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this offering circular entitled “Interest of Management and Others in Certain Transactions”.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions, specifically Canadian federal and provincial statutes. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company’s products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts and/or competition

●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Delaware for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be $0.001 per share for the duration of the Offering unless otherwise amended. The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 71.41% of the total Shares of common stock of the Company then outstanding. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

The Company has the following common stock equivalents as of December 19, 2023, pro forma to issuing 500,000,000 common shares offered herein:

Common Shares (Inclusive of Offering)	700,197,317
Convertible Notes (1)	1,585,385,532
Warrants (2)	1,642,500,000
Convertible Debt (3)	303,778,412
Series A Preferred Stock (4)	41,158,338,815
Series B Preferred Stock (5)	3,000,000,000
Total Common Share Equivalents	48,421,575,077

(1)	$1,457,500 Notes convertible initially at $0.005 subject to the 3(a)(10) settlement of $2,254,841 in which they are effectively convertible at 66.7% of the Market Price for the Common Stock (Market Price is defined as the lowest Trading Price during the thirty (30) Trading Day period prior to the Conversion Date); and $203,500 Notes convertible at the lower of 50% of the Market Price for the Common Stock or $0.001 post offering

(2)	265 million 7-year Warrants initially exercisable at $0.005 subject to a ratchet in which they will be convertible at $0.001 post offering; and 185 million 7-year Warrants exercisable at $0.001

(3)	$408,759 Debt and Accrued Interest subject to the 3(a)(10) settlement in which they are effectively convertible at 66.7% of the Market Price for the Common Stock

(4)	Series A Preferred Stock may be converted into 85% of the Company’s fully diluted common stock, non-dilutive

(5)	Each share of Series B Preferred Stock may be converted into 3,000 common shares

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of September 30, 2023, was $(4,493,455). Historical net tangible book value equals the amount of our total tangible assets, less total liabilities as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of September 30, 2023, and 200,197,317 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

Funding Level	100%	75%	50%	25%
Gross Proceeds	$500,000	$375,000	$250,000	$125,000
Offering Price	$0.001	$0.001	$0.001	$0.001
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.022445)	$(0.022445)	$(0.022445)	$(0.022445)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.016706	$0.015242	$0.012964	$0.008935
Net Tangible Book Value per Share of Common Stock after this Offering	$(0.005739)	$(0.007204)	$(0.009481)	$(0.013510)
Dilution per share to Investors in the Offering	$0.006739	$0.008204	$0.010481	$0. 014510

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $500,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A POS to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if (i) the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended; or (ii) the person is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A POS and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $500,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $475,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price of $0.001:	10%	25%	50%	75%	100%
Working Capital	$50,000	$125,000	$200,000	$300,000	$400,000
Acquisition Capital (1)	$0	$0	$0	$0	$0
Debt Repayment (2)	$0	$0	$50,000	$75,000	$100,000
Total	$50,000	$125,000	$250,000	$375,000	$500,000

(1)	Acquisition Capital refers to the possibility that the Company may use a portion of the proceeds from the Offering to acquire other businesses. While we have not identified any acquisition targets at this time, we will only pursue future targets that have similar or complimentary operations to that of the Company. All acquisitions will be subject to an in-depth due diligence review by the Company’s management team and legal counsel.
(2)	The Company currently has the following debts, any of which may be paid down from the proceeds of this offering:

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Rate (%)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Reason for Issuance (e.g. Loan, Services, etc.)
6/15/2023	$90,459	$88,000	10%	6/15/2024	Variable conversion 50% of Market Price	Loan for Working Capital
6/15/2023	$84,127	$82,500	10%	6/15/2024	Variable conversion 50% of Market Price	Loan for Working Capital
6/15/2023	$33,958	$33,000	10%	6/15/2024	Variable conversion 50% of Market Price	Loan for Working Capital
9/30/2022	$424,897	$330,000	4%	9/30/2023	Variable conversion 66.7% of Market Price	Loan for Working Capital
9/30/2022	$424,897	$330,000	4%	9/30/2023	Variable conversion 66.7% of Market Price	Loan for Working Capital
6/14/2022	$463,320	$330,000	18%	6/14/2023	Variable conversion 66.7% of Market Price	Loan for Working Capital
6/14/2022	$463,320	$330,000	18%	6/14/2023	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
6/14/2022	$170,369	$137,500	18%	6/14/2023	Variable conversion price of 66.7% of Market Price	Loan for Working Capital

4/27/2022	$85,408	$56,695	18%	4/18/2023	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
12/23/2021	$19,202	$25,000	18%	4/18/2023	$0.008	Loan for Working Capital

2/15/2022	$96,454	$50,000	18%	4/18/2023	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
12/9/2021	$46,385	$25,000	18%	4/18/2023	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
10/18/2021	$49,147	$25,000	18%	4/18/2022	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
10/18/2021	$48,749	$25,000	18%	4/18/2022	Variable conversion price of 66.7% of Market Price	Loan for Working Capital
4/12/2021	$195,939	$100,000	18%	4/18/2022	Variable conversion price of 66.7% of Market Price	Loan for Working Capital

*	None of the loan obligations in the table above are related to indebtedness for unpaid salaries, nor is any of the indebtedness to promoters.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

The Company was originally incorporated on May 7, 2002 as Sunland Entertainment Co. (Delaware) Inc. pursuant to a Certificate of Incorporation filed with the Secretary of the State of Delaware. Sunland Entertainment Co. was previously incorporated in California and was the successor to the Harvey Entertainment Company.

The corporation filed an Amended and Restated Certificate of Incorporation on July 16, 2002, and a Second Amended and Restated Certificate of Incorporation on September 17, 2003, in which it changed its name to Trestle Holdings, Inc. (“Trestle”). A third Amended and Restated Certificate of Incorporation was filed on November 2, 2006.

On March 15, 2009, Trestle Holdings, Inc. entered into a Share Exchange Agreement with MoqiZone Cayman (the “MoqiZone Agreement”). As of August 25, 2009, an Amended and Restated Certificate of Incorporation was filed in which the corporate name was changed to MoqiZone Holding Corporation and authorized capital was changed to forty million (40,000,000) shares of common stock and fifteen million (15,000,000) shares of preferred stock. Pursuant to additional financings closed in August 2009, a certificate of designation of Series A preferred stock and Series B preferred stock were filed on October 6, 2009, and 15,000 shares of Series A preferred stock and 10,743 shares Series B preferred stock were issued. On August 31, 2009, a one-for-254.5 reverse stock split became effective and reduced outstanding shares of common stock to 703,794 shares and the Series B Preferred Stock was automatically converted into an aggregate of 10,743,000 shares of common stock, representing approximately 95% of the then issued and outstanding shares of common stock. A certificate of designation of Series C preferred stock was filed on April 1, 2010, authorizing 2,250,000 shares of Series C preferred.

On August 24, 2015, the Company filed an Amended Certificate of Incorporation, in which it changed its name to Balincan USA, Inc. (“Balincan”).

Tekumo Contribution Agreement and Reorganization

On June 14, 2022, Balincan entered into a Contribution Agreement with Tekumo LLC, a Colorado limited liability corporation (“Tekumo”), in which it acquired 100% of the membership interests of Tekumo in exchange for ten million (10,000,000) shares of a newly designated Series A Preferred Stock. The Series A Preferred Stock is senior to all other classes of stock and represents 85% of the voting control of the Company and may be converted into 85% of the Company’s fully diluted common stock, non-dilutive.

In conjunction with the change of control, the Company also issued one million (1,000,000) shares of a newly designated Series B Preferred Stock as consideration for services rendered pursuant to a third-party consulting agreement. The Series B Preferred stock is junior to the Series A Preferred Stock upon liquidation, but is senior to all other classes of stock, is non-voting, and each Series B share may be converted into 3,000 common shares.

The Company also issued a total of $797,500 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 159,500,000 common shares at a conversion price of $0.005. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 145,000,000 common shares. Both instruments carry full-ratchet anti-dilution provisions.

All shares of the prior Series A Preferred Stock and Series C Preferred Stock were converted into common stock, representing 9,950,000 common shares and 13,437,000 common shares respectively. Unsecured Notes of $375,000 were also converted into 6,500,000 common shares pursuant to Conversion Agreements.

The immediate exercise of 38,000 Series A Preferred shares following the closing resulted in the issuance of 96,900,000 common shares and the total outstanding common shares being 150,218,141.

The Company completed a second tranche of its initial financing as of September 30, 2022 in which it issued a further $660,000 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 132,000,000 common shares at a conversion price of $0.005. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 120,000,000 common shares. Both instruments carry full-ratchet anti-dilution provisions.

Recent Events

On June 15, 2023 the Company issued a total of $203,500 in Convertible Notes with a 1-year maturity. The Notes may convert into common shares at a variable conversion price equal to 50% of the common share market price. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 185,000,000 common shares. The warrants carry full-ratchet anti-dilution provisions.

On September 15, 2023, the Company and its Convertible debt holders represented by Trillium Partners LP (“Trillium”) entered into a Settlement Agreement and Stipulation approved by Circuit Court of Baltimore County, Maryland (the “Court’) for the payment of $2,255,121.18 in past due debt obligations originally issued or assigned to Trillium, which would allow Trillium to convert 150% of the debt into shares of common stock at a price equal to the lowest trading price during the thirty (30) trading day period prior to any conversion, subject to a 9.99% limitation on beneficial ownership at the time such conversion. Such conversion shares issued by the Company are unrestricted in reliance on Section 3(a)(10) of the Securities Act of 1933

The Company and a voting majority of its shareholders approved an amendment to the Company’s Articles of Incorporation on October 4, 2023, whereby the number of authorized shares of common stock was increased to 5 billion shares.

Subsidiaries and Affiliate Companies

Tekumo LLC is a 100% owned subsidiary of BCNN. It is a Colorado limited liability company formed on August 13, 2019, and it acquired all the assets, contracts and intellectual property of Sequenza Inc. in January 2020.

Sequenza Inc. was formed in December 2013 as a managed service provider for IT and telecommunication services. As an affiliated company it remains 100% controlled by Tekumo.

Company Overview and Plan of Operation

The Company operates 100% through its subsidiary, Tekumo LLC.

Tekumo is a service delivery platform that solves the “last-mile” of installing, monitoring, and maintaining technology systems and smart connected devices.

In delivering any product or service there remains a human link in the supply chain to install and manage such offerings. Tekumo delivers on those service needs, deploying its on-demand Service Delivery Platform to manage all onsite service events.

Tekumo has three main product offerings:

TekumoPRO is a platform that connects enterprises, retailers, and OEMs with local skilled resources to install and maintain technology systems. It delivers a smarter dynamic workforce, intelligent automation, real-time visibility, and full integration into client service management systems.

TekumoSMART completes the service chain for smart connected devices. It installs, monitors and manages sensors, devices gateways, hubs, and data for multiple verticals including Multiple Dwelling Units (MDU’s), Quick Service Restaurants (QSR’s), Assisted Living, Retail, Hospitality, Utilities, Builders, Insurance, and Healthcare – all with 24/7 onsite support.

TekumoIQ provides real-time risk management and process management data from all connected assets, accessible via Tekumo dashboards or directly delivered into any end user ecosystem.

These offerings represent the service industry’s first on-demand, Service Delivery platform, addressing the need for a more dynamic field workforce, while monitoring smart connected devices that can drive cost savings, efficiencies, and higher profitability for product and service companies.

Employees

As of the date of this Offering Circular, the Company has 21 employees, including its officers, of which 15 are full time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry.

Property

Our corporate offices are located at 555 Middle Creek Parkway Suite 100 Colorado Springs, CO 80921. At this address, the Company occupies office premises sufficient for its current needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Nine months ended September 30, 2023, and 2022.

For the nine months ended September 30, 2023, and 2022, the Company generated revenues of $1,320,616 and $1,676,618, respectively. The Company experienced a loss in revenue at the beginning of the year after it pivoted away from several traditional managed service customers to a software-based service platform. Over the 3-month period ended September 30, 2023 and 2022 the Company generated $856,568 in revenue compared with $400,540. This is a growth of 114% over the corresponding period. Our annualized current revenue run rate is $5 million, having signed a Master Services Agreement with a major IT managed services provider.

Cost of goods sold for the nine months ended September 30, 2023, and 2022 was $780,792 (59.1% of revenue) and $999,003 (59.6% of revenue) respectively. The Company’s gross margin remains steady at around 40%.

Operating Expenses for the nine months ended September 30, 2023, and 2022 were $1,111,280 (84.1% of revenue) and $1,648,301 (98.3% of revenue excluding 956,160 in stock compensation), respectively.

Net Income for the nine months ended September 30, 2023, and 2022 was $(512,550) and $(845.852), respectively.

Interest expense for the nine months was $679,118 in 2023 reflecting the 3(a)(10) settlement (see Note 6 in the accompanying financials) versus $206,317 in 2022. For the three months ended September 30, 2023 the Loss from Operations was essentially breakeven, ($818), versus ($498,994) in 2022.

Liquidity and Capital Resources

Net cash provided by operating activities for the nine months ended September 30, 2023, and 2022 was $(531,116) and ($302,166), respectively.

Net cash provided by investing activities for the nine months ended September 30, 2023, and 2022 was $(465,500) and $(442,500), respectively.

Net cash provided by financing activities for the nine months ended September 30, 2023, and 2022 was $901,004 and $1,064,940, respectively.

As of September 30, 2023, the Company had $21,394 in cash to fund its operations.

Years ended December 31, 2022, and 2021.

For the years ended December 31, 2022, and 2021, the Company generated revenues of $2,036,300 and $2,773,418, respectively. The Company experienced a loss in revenue at the end of last year and the beginning of this year after it pivoted away from several traditional managed service customers to a software-based service platform. Having announced anchor customers in multiple industry segments, growth

Cost of goods sold for the years ended December 31, 2022, and 2021 was $1,242,310 (61.0% of revenue) and $1,637,976 (59.0% of revenue), respectively.

Operating expenses for the years ended December 31, 2022, and 2022 were $2,148,964 and $1,288,113, respectively.

Accrued Interest for the years ended December 31, 2022, and 2021 was $257,449 and $50,927, respectively.

Net Income for the years ended December 31, 2022, and 2021 was $709,070 (inclusive of ($956,160) in stock-based compensation, and a $3,520,626 change in the fair value of Derivative Liability, and before $8,127,350 in Deemed Dividend) and $(203,587), respectively.

Liquidity and Capital Resources

Net cash provided by operating activities for the years ended December 31, 2022, and 2021 was $(161,323) and $256,190 respectively.

Net cash provided by investing activities for the years ended December 31, 2022, and 2022 was $(579,000) and $(288,000), respectively.

Net cash provided by financing activities for the years ended December 31, 2022, and 2021 was $797,410 and $15,481, respectively.

As of December 31, 2022, the Company had $117,007 in cash to fund operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the nine months ended September 30, 2023, the Company has an accumulated deficit of $8.06 million and a net loss of $0.51 million. . It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluated subsequent events that have occurred after the balance sheet date of September 30, 2023, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

Restatement of Previously Filed Financial Statements

For the quarter ending September 30, 2023, the Company engaged a SEC financial consultant to assess the Company’s Derivative Liabilities related to the various issuances of the Series A and B Preferred Stock, as well as the three series of convertible notes issued with warrants on June 14, 2022, September 30, 2022 and June 15, 2023. Changes in the valuation of the derivative liabilities as well as the recognition of the discounts associated with the convertible notes and the valuation of the deemed dividend for the Series A preferred Stock and stock-based compensation related to the issuance of the Series B Preferred Stock resulted in a restatement of the previously submitted financial statements for the periods ended June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. For details on all those reports please see the specific Disclosures filed with OTC Markets.

Other Events

The Company has issued a further 108,320,000 common shares since September 30, 2023 under the terms of its 3(a)(10) Settlement with Convertible Noteholders, with a settlement value of approximately $144,000 which reduces its Convertible Debt liability.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Strings D.E. Kozisek*	CEO, Director	59	June 2022
Phillip Dignan*	President, CFO, Director	60	June 2022
Christopher Nichols*	CSO, Director	57	June 2022

*	The address of each of the individuals listed above is: c/o Balincan USA, Inc., 555 Middle Creek Parkway, STE 100, Colorado Springs, CO 80921.

Strings D.E. Kozisek, CEO/President/Director

Strings has over 20 years executive technology experience in Asia and the US. He founded Media Access Group in Japan, which he successfully sold to PTS Consulting before founding Sequenza Inc in Colorado. At Sequenza, he pioneered a full-service delivery desk atop a contingent labor platform, Field Nation, to prove the Tekumo thesis of an end-to-end full-service platform. Strings’ relevant work experience includes: CEO of Tekumo (Jan. 2020 – Present), CEO of The Sayage (Sept. 2017 – Feb. 2022), President of Streamonix (Dec. 2015 – Feb. 2022), founder and Board Member of Sequenza Consulting (Dec. 2012 – Feb. 2022), and CEO of Media Access Group (Jun. 2004 – Jun. 2013).

Phillip Dignan, President, CFO, Director

Phillip is a senior corporate, finance and investment professional with “C level” experience in the technology, retail and energy segments. He has completed numerous M&A and financing transactions and was a founding partner of Appian Ventures. He was previously head of finance and corporate development at Field Nation. Phillip worked for Salomon Brothers International in both London and Tokyo in fixed income and foreign exchange. Phillip’s more recent work experiences includes: President and CFO of Tekumo (Sept. 2019 – Present), Managing Partner of Ascension Ventures (Jul. 2017 – Present), Managing Partner of Genesis Ventures, LLC (Jan. 2000 – Present), and SVP of Corporate Development of Field Nation (Mar. 2011 – Oct. 2016).

Christopher Nichols, CSO, Director

Chris is an experienced senior level executive and entrepreneur with a demonstrated history of success. Chris is responsible for strategic direction and business development. He was previously the head of Sales and Business Development at Field Nation, one of our key labor resource partners. He was also President/CEO of Advanced Growing Systems. Chris’ more recent work experiences includes: Chief Strategist of Tekumo (Jan. 2020 – Present), Partner/Founder of NFI Empire (Aug. 2016 – Present), Chief Strategist of Sequenza Consulting (Jun. 2018 – Feb. 2022), and Chief Sales Officer of Field Nation (Jun. 2010 – Aug. 2016).

Board of Directors

Our board of directors currently consists of three directors, none of which are considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Our current executive officers, Stings D.E. Kozisek, CEO, and Phillip Dignan, President & CFO receives a salary of $6,000 per month for services performed as an officer of the Company. A deferred bonus of $14,000 per month is also accrued. Our third executive officer, Christopher Nichols, CSO, receives a salary of $6,000 per month with a bonus accrual of $4,000 per month.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2022.

Name	Position	Cash Compensation		Other Compensation	Total Compensation
Strings D.E. Kozisek	CEO, Director	$240,000	(1)	-	$240,000
Phillip Dignan	President, CFO, Director	$240,000	(2)	-	$240,000
Christopher Nichols	CSO, Director	$120,000	(3)	-	$120,000

(1)	Includes $164,000 worth of accrued but unpaid bonuses.

(2)	Includes $164,000 worth of accrued but unpaid bonuses.

(3)	Includes $ 52,000 worth of accrued but unpaid bonuses.

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 200,197,317 Shares of Common Stock outstanding as of September 30, 2023. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Strings D.E. Kozisek,	Series A Preferred	2,174,970	21.83%	2,174,970	23.10%
CEO/Director	Common Shares	32,300,000	16.13%	32,300,000	4.61%
Phillip Dignan,	Series A Preferred	2,974,970	29.86%	2,974,970	29.90%
President/Director	Common Shares	32,300,000	16.13%	32,300,000	4.61%
Christopher Nichols,	Series A Preferred	2,024,971	20.33%	2,024,971	21.83%
CSO/Director	Common Shares	32,300,000	16.13%	32,300,000	4.61%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of September 30, 2023 Accrued Bonuses include:

Strings D.E. Kozisek	$492,000
Phillip Dignan	$511,500
Christopher Nichols	$278,500
Junko Mano	$90,500
Graham King	$148,500

As of September 30, 2023 Ascension Ventures LLC has Notes payable of $311,352. Phillip Dignan is a Director of Ascension Ventures LLC.

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of Balincan USA, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Delaware. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Delaware provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Balincan USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Balincan USA, Inc.

Preferred Stock

The Company is authorized to issue 15,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is ten million nine hundred sixty-two thousand (10,962,000) shares – nine million nine hundred sixty-two thousand (9,962,000) designated as Series A Preferred (“Series A”) and one million (1,000,000) Series B Preferred (“Series B”).

Series A

The Series A (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock; and (b) senior to any future designation of preferred stock (c) controls 85% of the voting interest of the Company on an if-converted to common shares basis (d) holders of Series A will be entitled to receive dividends on each outstanding share of Series A, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.6779 per share; and (e) the Series A Preferred Stock may convert into 85% of the fully diluted shares of the Company, non-dilutable.

Series B

The Series B (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock, except the Series A Preferred Stock; and (b) senior to any future designation of preferred stock (c) is non-voting (d) holders of Series B will be entitled to receive dividends on each outstanding share of Series B, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.7975 per share; and (e) each share of the Series B Preferred Stock may convert into 3,000 common shares of the Company.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is VStock Transfer LLC., 18 Lafayette Place Woodmere, NY 11598. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 700,197,317 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A POS under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 19, 2023.

BALINCAN USA, INC.

By:	/s/ Strings D.E. Kozisek
Strings D.E. Kozisek
CEO
December 19, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Strings D.E. Kozisek
String D.E. Kozisek
Principal Executive Officer, Director
December 19, 2023

By:	/s/ Phillip Dignan
Phillip Dignan
Principal Accounting/Financial Officer, Director
December 19, 2023

By:	/s/ Christopher Nichols
Christopher Nichols
Director
December 19, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Strings D.E. Kozisek
Strings D.E. Kozisek
CEO
December 19, 2023

PART III: EXHIBITS

Index to Exhibits

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	9/23/2022
2.2	Bylaws		1-A	9/23/2022
3.1	Series A Preferred Certificate of Designation, as amended	*
3.2	Series B Preferred Certificate of Designation		1-A	9/23/2022
3.3	Series C Preferred Certificate of Designation		1-A	9/23/2022
4.1	Subscription Agreement		1-A POS	10/03/2023
6.1	Contribution Agreement with Tekumo LLC		1-A	9/23/2022
6.2	Form of SPA dated 06/14/2022		1-A	9/23/2022
6.3	Form of Convertible Promissory Note dated 06/14/2022		1-A	9/23/2022
6.4	Form of Warrant dated 06/14/2022		1-A	9/23/2022
6.5	Convertible Promissory Note dated 04/18/2022		1-A	9/23/2022
6.6	Convertible Promissory Note dated 04/18/2022		1-A	9/23/2022
6.7	Convertible Promissory Note dated 04/18/2022		1-A	9/23/2022
6.8	Convertible Promissory Note dated 04/27/2022		1-A	9/23/2022
6.9	SBA EIDL Loan Agreement (June 6, 2020)		1-A/A	10/17/2022
6.10	Tekumo Accounts Receivable Financing Agreement		1-A/A	10/17/2022
6.11	Convertible Promissory Note dated 06/15/2023		1-A POS	10/03/2023
6.12	Convertible Promissory Note dated 06/15/2023		1-A POS	10/03/2023
6.13	Convertible Promissory Note dated 06/15/2023		1-A POS	10/03/2023
12.1	Legal Opinion and Consent		1-A POS	10/03/2023

PART F/S: FINANCIAL STATEMENTS

TABLE OF CONTENTS

Financial Statements for the nine months ended September 30, 2023, and 2022.

Financial Statements for the Twelve Months Ended December 31, 2022, and 2021.

Balincan USA Inc

Condensed Consolidated Balance Sheet

	September 30, 2023	September 30, 2022
	(Unaudited)	(Unaudited)
ASSETS:
Current assets:
Cash	$21,394	$117,007
Accounts Receivable	692,748	320,046
Total Current Assets	714,142	437,053

Software & intellectual property	2,268,334	1,802,833
Deposits and other assets	-	10,395

Total Assets	$2,982,476	$2,250,281

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,541,264	$1,478,835
Note payable, net of debt discount and issuance costs	291,242	390,885
Derivative Liability	4,935,804	5,979,437
Convertible notes, net of debt discount and issuance costs	1,576,534	1,151,428
Line of credit	639,772	43,747
Total Current Liabilities	9,984,616	9,044,332

Notes Long term	158,785	159,995
Total Long-Term Liabilities	158,785	159,995

Total liabilities	10,143,401	9,204,327

Shareholder’s Equity:
Series A Preferred Stock 10,000,000 authorized, $0.001 par value, 9,962,000 issued and outstanding	9,962	9,962
Series B Preferred Stock 1,000,000 authorized and outstanding, $0.001 par value, 1,000,000 issued and outstanding	1,000	1,000
Common Stock, 1,500,000,000 authorized, $0.001 par value, 150,218,141 issued and outstanding	200,197	150,218
Additional paid in capital	685,881	430,188
Accumulated deficit	(8,057,965)	(7,545,414))
Total stockholder deficit	(7,160,925)	(6,954,046)

Total Liabilities and Shareholder’s Equity	$2,982,476	$2,250,281

Balincan USA Inc

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2023	September 30, 2022
Revenue	$1,320,616	$1,676,618

Cost of Goods Sold	$780,792	999,003

Gross Profit	539,824	677,614

Operating Expenses
Stock Based Compensation	$570	956,160
Selling, General and Administrative Expenses	$1,111,280	1,648,301

Total Operating Expenses	$1,111,850	$2,604,461

Loss From Operations	$(572,026)	(1,926,847)

Other Expense
Interest Expense	$(679,118)	(206,317)
Loss on Exchange	$(26,435)
Accretion of Debt Discount	(324,947)	(105,712)
Change of FV of Derivative Liability
	1,089,975	1,393,024

Total Other Income	$59,476	1,080,995

Net Loss	$(512,550)	(845,852)

Deemed Dividend	-	$(8,127,358)

Net Loss Attributable To Common Shareholders	$(512,550)	(8,973,210)

Per-share data
Basic and Diluted Loss Per Share	(0.00)	(0.17)

Weighted Average Number of Common Shares Outstanding	177,690,681	53,945,438

Balincan USA Inc

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2023

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – December 31, 2022	9,962,000	$9,962	1,000,000	$1,000	150,218,141	$150,218	$430,188	$(7,545,414)	$(6,954,046)

Issuance of shares	-	-	-	-	49,409,000	49,409	255,693	-	305,102
Stock warrants issued	-	-	-	-	-	-		-	-
Stock based compensation	-	-	-	-	570,176	570	-	-	570
Conversion of Preferred Stock to Common Stock	-	-	-	-				-	-
Dividends	-	-	-	-	-	-	-	-	-
Net loss for the nine months ended September 30, 2023	-	-	-	-	-	-	-	(512,550)	(512,550)
Balance – September 30, 2023	9,962,000	$9,962	1,000,000	$1,000	200,197,317	$200,197	$685,881	$(8,057,963)	$(7,160,924)

Balincan USA Inc

Condensed Consolidated Statements of Cash Flows

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2023	September 30, 2022
	(unaudited)	(unaudited)

Cash Flows From Operating Activities:
Net Loss	$(512,550)	$(845,852)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
Accretion Of Debt Discount	324,947	105,712
Stock Based Compensation	-	956,160
Changes in Derivative Liability	(1,043,634)	(1,393,024)
Changes in Operating Assets and Liabilities:
(Increase) Decrease in:
Accounts Receivable	(372,702)	277,397
Other Current Assets	10,395
Accounts Payable And Accrued Liabilities	1,062,429	597,441
Net Cash Provided by Operating Activities	(531,116)	(302,166)

Cash Flows From Investing Activities:
Purchase of Software & Intellectual Property	(465,501)	(442,500)
Net Cash Used in Investing Activities	(465,501)	(442,500)

Cash Flows From Financing Activities:
Proceeds From Common Stock	305,102	1,325,000
Proceeds From Convertible Notes	100,729
Proceeds From Issuance of Note Payable	-	221,088
Repayment of Note Payable	(100,852)
Line Of Credit (Repayments)	596,025	(481,148)

Net Cash Provided By Financing Activities	901,004	1,064,940

Net Change in Cash	(95,613)	320,274

Cash - Beginning of Period	117,007	59,920

Cash - Ending of Period	$21,394	$380,194

Supplemental Disclosures of Cash Flow Information:
Cash Paid For Interest	6,449	-
Cash Paid For Taxes	-	-

Supplemental Schedule of Non-Cash Financing Activities:

Deemed Dividend	$-	$8,127,358
Stock Warrants Issued with Note Payable	$33,077	$416,545

NOTES TO FINANCIAL STATEMENTS – FOR THE NINE MONTHS ENDED SEPTEMBER 2023 AND SEPTEMBER 2022

Note 1 - Description of Business

Organization and History

The accompanying consolidated financial statements include the financial statements of Balincan USA, Inc. (formerly known as MoqiZone Holding Corporation, Trestle Holdings Inc., Sunland Entertainment Co. and Harvey Entertainment Company) (the “Company”).

The Original Share Exchange Agreement, Reverse Merger and Reorganization

On May 7, 2002, the Company was originally incorporated as Sunland Entertainment Co. (Delaware) Inc. pursuant to a Certificate of Incorporation filed with the Secretary of the State of Delaware. Sunland Entertainment Co. was previously incorporated in California and was the successor to the Harvey Entertainment Company as of June 22, 2001.

The corporation filed an Amended and Restated Certificate of Incorporation on July 16, 2002, and a Second Amended and Restated Certificate of Incorporation on September 17, 2003, in which it changed its name to Trestle Holdings, Inc. (“Trestle”). A third Amended and Restated Certificate of Incorporation was filed on November 2, 2006.

On March 15, 2009, Trestle Holdings, Inc. entered into a Share Exchange Agreement with MoqiZone Cayman (the “MoqiZone Agreement”). As of August 25, 2009, an Amended and Restated Certificate of Incorporation was filed in which the corporate name was changed to MoqiZone Holding Corporation and authorized capital was changed to forty million (40,000,000) shares of common stock and fifteen million (15,000,000) shares of preferred stock. Pursuant to additional financings closed in August 2009, a certificate of designation of Series A preferred stock and Series B preferred stock were filed on October 6, 2009, and 15,000 shares of Series A preferred stock and 10,743 shares Series B preferred stock were issued. On August 31, 2009, a one-for-254.5 reverse stock split became effective and reduced outstanding shares of common stock to 703,794 shares and the Series B Preferred Stock was automatically converted into an aggregate of 10,743,000 shares of common stock, representing approximately 95% of the then issued and outstanding shares of common stock. A certificate of designation of Series C preferred stock was filed on April 1, 2010, authorizing 2,250,000 shares of Series C preferred.

On August 24, 2015, the Company filed an Amended Certificate of Incorporation, in which it changed its name to Balincan USA, Inc. (“Balincan”).

The Tekumo Contribution Agreement and Reorganization

On June 14, 2022, Balincan entered into a Contribution Agreement with Tekumo LLC (“Tekumo”), a Colorado limited liability corporation, in which it acquired 100% of the membership interests of Tekumo in exchange for ten million (10,000,000) shares of a newly designated Series A Preferred Stock. The Series A Preferred Stock is senior to all other classes of stock and represents 85% of the voting control of the Company and may be converted into 85% of the Company’s fully diluted common stock, non-dilutive.

In conjunction with the change of control, the Company also issued one million (1,000,000) shares of a newly designated Series B Preferred Stock as consideration for services rendered pursuant to a third-party consulting agreement. The Series B Preferred stock is junior to the Series A Preferred Stock upon liquidation, but is senior to all other classes of stock, is non-voting, and may be converted into 9.99% of the Company’s fully diluted common stock, non-dilutive for a period of eighteen months.

The Company also issued a total of $797,500 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 159,500,000 common shares. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 145,000,000 common shares.

To effect the reverse merger, consideration of 53,318,141 shares of the Company’s common stock were retained. This is inclusive of the prior Series A Preferred Stock and Series C Preferred Stock along with $375,000 of unsecured Notes that were all converted into common stock.

The Company and a voting majority of its shareholders approved an amendment to the Company’s Articles of Incorporation whereby the number of authorized shares of common stock was increased to 1.5 billion shares.

On September 30, 2022, the Company issued a further $660,000 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 132,000,000 common shares. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 120,000,000 common shares.

Recent Events

On June 15, 2023 the Company issued a total of $203,500 in Convertible Notes with a 1-year maturity. The Notes may convert into common shares at a variable conversion price equal to 50% of the common share market price. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 185,000,000 common shares.

On September 15, 2023, the Circuit Court of Baltimore County, Maryland (the “Court’) rendered an order approving a Settlement Agreement and Stipulation between Trillium Partners LP (“Trillium”) and the Company for the payment of $2,255,121.18 in past due debt obligations originally issued or assigned to Trillium (the “3(a)(10) Settlement”). Under the terms of the agreement, Trillium may convert the debt into shares of common stock at a price equal to the lowest trading price during the thirty (30) trading day period prior to any conversion, subject to a 9.99% limitation on beneficial ownership at the time such conversion. A Remittance Amount of 66.67% of the Net Proceeds from the sale of the Settlement Shares shall reduce the balance of the Notes outstanding. The conversion shares issued by the Company will be unrestricted in reliance on Section 3(a)(10) of the Securities Act of 1933.

The Company and a voting majority of its shareholders approved an amendment to the Company’s Articles of Incorporation on October 4 whereby the number of authorized shares of common stock was increased to 5 billion shares.

Note 2 - Summary of Significant Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, and income tax provisions.

Actual results could differ from those estimates.

Restatement of Previously Issued Financial Statements

For the quarter ending September 30, 2023, the Company engaged a SEC financial consultant to assess the Company’s Derivative Liabilities related to the various issuances of the Series A and B Preferred Stock, as well as the three series of convertible notes issued with warrants on June 14, 2022, September 30, 2022 and June 15, 2023.

Changes in the valuation of the derivative liabilities as well as the recognition of the discounts associated with the convertible notes and the valuation of the deemed dividend for the Series A preferred Stock and stock-based compensation related to the issuance of the Series B Preferred Stock resulted in a restatement of the previously submitted financial statements for the periods ended June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. For details on all those reports please see the specific Disclosures filed with OTC Markets.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, and other current assets. Management believes the estimated fair value of these accounts at September 30, 2023 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable and line of credit obligations. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include intangible assets and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The table below under Derivative Liabilities provides a summary of the relevant assets and liabilities that are measured at fair value on recurring basis:

Fair Value Measurements as of September 30, 2023

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities	$4,935,804	$-	$-	$4,935,804
Total Liabilities	$4,935,804	$-	$-	$4,935,804

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

Long-lived Assets Including Goodwill and Other Acquired Intangible Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company utilizes a fair market value for the Preferred Stock that maintains a 95% ownership in the Company, and a binomial option model for valuing the convertible debt features and warrants. The inputs utilized in the application of the model included an estimate for the fair market value of the enterprise, a volatility assumption and a risk-free rate. The Company records the change in the fair value of the derivative liability as other income or expense in the consolidated statements of operations.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract

●	recognition of revenue when, or as, we satisfy a performance obligation.

Tekumo is a service delivery platform that connects enterprises, retailers, and OEM’s with local skilled resources to install and maintain technology systems. Service events are scheduled for a specific time and location and are typically completed with 2 hours of work.

All the Company’s services and performance obligations are therefore completed at the specific time of service, at a point in time, and are not obligations over time. Consistent with ASC 606-10-25-30-(a), the customer is obligated to pay for the service immediately upon completion of the service. As such, the Company recognizes revenue when that activity has been completed.

Accounts Receivable and Allowances

Accounts Receivable are recorded and carried when the Company has performed the work in accordance with the agreement. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers. During the nine months ended September 30, 2023 and 2022, the Company recorded $0 and $0, respectively as a bad debt expense. As of December 31, 2022, and December 31, 2021 the Company has an allowance for doubtful accounts of $0 and $0, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as Series B Preferred Stock granted to certain non-employees. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period. Compensation expense is reduced for actual forfeitures as they occur.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. For the nine months ended September 30, 2023 and twelve months ended December 31, 2022 and December 31, 2021, such costs were considered insignificant.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for nine months ended September 30, 2023 and September 30, 2022 presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents as of September 30, 2023 and 2022:

	September 30,
	2023	2022
Series A Preferred Stock(1)	3,403,354,389	2,553,708,397
Series B Preferred Stock(2)	400,394,634	300,436,282
Series C Preferred Stock	-	-
Convertible notes	416,568,083	159,779,672
Warrants	450,000,000	265,000,000
Totals	4,468,385,039	3,278,924,351

(1)(2)	Based on 200,197,317 Common Shares as of September 30 2023, and 150,218,141 as of September 30, 2022

Recently Adopted Accounting Guidance

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), “Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance’s amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. The updated guidance, which became effective for fiscal years beginning after December 15, 2021, did not have a material impact on the Company’s condensed consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. On October 16, 2019, FASB approved a final ASU delaying the effective date of ASU 2016-13 for small reporting companies to interim and annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of these amendments to the Company’s financial position and results of operations and currently does not know or cannot reasonably quantify the impact of the adoption of the amendments as a result of the complexity and extensive changes from the amendments. The Company does not believe the adoption will have a material impact on the Company’s condensed consolidated financial statements. The adoption of the guidance will affect disclosers and estimates around accounts receivable.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), Which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that effect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Note 3 - Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements, as of September 30, 2023, the Company had an accumulated deficit of $8.06 million and a net loss of $0.51 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

On January 30, 2020, the World Health Organization declared the COVID-19 novel coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial impact will be to the Company, capital raising efforts and our operations may be negatively affected.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Notes Payable

The Company’s subsidiary, Tekumo LLC, has outstanding promissory notes with a principal of $261,242 and accrued interest of $280,042 as of September 30, 2023. The notes were originally issued with a principal of $390,788 of which $139,546 has been repaid.

Under the terms of the 3(a)(10) Settlement, $386,727 of these Notes may convert into unrestricted shares of common stock at a price equal of the lowest trading price during the thirty (30) trading day period prior to any conversion, subject to a 9.99% limitation on beneficial ownership of Trillium at the time of such conversion. A Remittance Amount of 66.67% of the Net Proceeds from the sale of the Settlement shares shall reduce the balance of the Notes outstanding.

SBA EIDL Loan: On June 6, 2020 Tekumo borrowed $104,200.00 with a maturity of 30 years at 3.75% interest from the Small Business Administration (“SBA”) through an Economic Injury and Disaster Loan. Subsequent advances of $55,795 were borrowed through 2/26/2021 with a maturity of 30 years at 3.75% interest. The SBA has a continuing security interest in all assets. The total balance outstanding as of September 30, 2023 is $158,785.

Note 5 - Line of Credit

Tekumo has a $3 million Accounts Receivable Financing Agreement with eCapital (previously Flexible Funding) under which it may borrow 90% of eligible outstanding receivables. The funding rate is 0.5% of the borrowed amount plus an interest rate equal to prime plus 7%. eCapital has a senior lien on all Receivables. As of September 30, 2023 that balance was $550,712.

Tekumo also has a line of credit with one of its vendors of $89,060 as of September 30, 2023. This carries no interest rate. Tekumo has repaid an American Express line of credit of $100,100.

Note 6 - Convertible Notes

On June 14, 2022, the Company issued a total of $797,500 in Convertible Notes with a 1-year maturity and an interest rate of 4% per annum pursuant to Security Purchase Agreements. The Notes may convert into 159,500,000 common shares and carry anti-dilution features. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 145,000,000 common shares. Due to the fact that the Company may not be able to net share settle these obligations, the Company has recognized the conversion option on the convertible notes and the warrants as derivative liabilities and recognized a debt discount at inception in the amount of $359,766 which includes an original issue discount of $72,500. The Company received net proceeds of $725,000 in the issuance of these convertible notes.

On September 30, 2022 the Company issued $660,000 in Convertible Notes with a 1-year maturity and an interest rate of 4% per annum pursuant to Security Purchase Agreements. The Notes may convert into 132,000,000 common shares and carry anti-dilution features. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 120,000,000 common shares. Due to the fact that the Company may not be able to net share settle these obligations, the Company has recognized the conversion option on the convertible notes and the warrants as derivative liabilities and recognized a debt discount at inception in the amount of $189,279 which includes an original issue discount of $60,000. The Company received net proceeds of $600,000 in the issuance of these convertible notes.

On June 15, 2023 the Company issued a total of $203,500 in Convertible Notes with a 1-year maturity and an interest rate of 10% per annum. The Notes may convert into common shares at a variable conversion price equal to 50% of the common share market price. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 185,000,000 common shares. Due to the fact that the Company may not be able to net share settle these obligations, the Company has recognized the conversion option on the convertible notes and the warrants as derivative liabilities and recognized a debt discount at inception in the amount of $64,841 which includes an original issue discount of $18,500. The Company received net proceeds of $185,000 in the issuance of these convertible notes.

The discounts on the Convertible Notes are being amortized over the life of the convertible notes. The derivative liability that was recorded at the inception of the Convertible Notes is being marked-to-market each reporting period and the changes in the fair value of the derivative liability are reflected in other income (expense).

In the nine months ended September 30, 2023 and 2022, the Company recorded amortization of discounts on the convertible notes of $324,947 and $105,712, respectively. As of September 30, 2023, the Company has $1,576,534 in Convertible Notes outstanding, net of discounts.

The Company recognized interest expense on the convertible notes of $532,849 (inclusive of $487,159 associated with the 3(a)(1) Settlement – see below) and $9,439 for the nine months ended September 30, 2023 and 2022, respectively.

Under the terms of the 3(a)(10) Settlement, $1,868,114 of these Convertible Notes may convert into unrestricted shares of common stock at a price equal of the lowest trading price during the thirty (30) trading day period prior to any conversion, subject to a 9.99% limitation on beneficial ownership of Trillium at the time of such conversion. A Remittance Amount of 66.67% of the Net Proceeds from the sale of the Settlement shares shall reduce the balance of the Notes outstanding. As of September 30, 2023, the Company has issued 18,034,000 common shares with a Settlement value of $27,666.

Note 7 - Derivative Liabilities

The Company has identified derivative instruments arising from the Company’s Preferred Stock, and for its convertible notes and warrants.

The Company utilizes a fair market value approach for its different classes of stock and values the derivative liability for each of the Preferred Stock, convertibles notes and warrants using a binomial method based on the enterprise value of the Company. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The Company recognized the value of the Series A Preferred Stock at issuance on June 14, 2022 of $8,127,358 as a deemed dividend and recorded a derivative liability on its Consolidated Balance Sheet as the “as converted” shares may exceed the total authorized shares and the Company could not net share settle that obligation.

The Company recognized the expense of the Series B preferred Stock at issuance on June 14, 2022 of $956,160 as stock-based compensation as these shares were issued as part of the consulting agreement entered into with a third-party, and recognized as a derivative liability as the “as converted” shares may exceed the total authorized shares and the Company could not net settle this obligation.

The Company recognized the conversion option on the June 14, 2022 convertible notes and the corresponding warrants as derivative liabilities due to the fact that the Company may not be able to net share settle these obligations, and recognized a derivative liability at inception in the amount of $287,266.

The Company recognized the conversion option on the September 30, 2022 convertible notes and the corresponding warrants as derivative liabilities due to the fact that the Company may not be able to net share settle these obligations, and recognized a derivative liability at inception in the amount of $129,279.

The Company recognized the conversion option on the June 15, 2023 convertible notes and the corresponding warrants as derivative liabilities due to the fact that the Company may not be able to net share settle these obligations, and recognized a derivative liability at inception in the amount of $46,341.

The following are the changes in the derivative liabilities during the quarter ended September 30, 2023.

	Nine Months Ended September 30, 2023
	Level 1	Level 2	Level 3
Derivative liabilities as of December 31, 2022 (Restated)	$-	$-	$5,979,437
Addition	-	-	46,341
Changes in fair value	-	-	(1,089,975)
Extinguishment	-	-	-
Derivative liabilities as September 30, 2023	$-	$-	$4,935,804

Note 8 - Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 15,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is eleven million (11,000,000) shares – ten million (10,000,000) designated as Series A Preferred and one million (1,000,000) Series B Preferred.

Series A

Pursuant to the Contribution Agreement dated June 14, 2022, ten million (10,000,000) new shares of Series A Preferred Stock were issued to the members of Tekumo LLC in consideration for 100% of Tekumo’s membership interests.

The Series A (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock; and (b) senior to any future designation of preferred stock (c) controls 85% of the voting interest of the Company on an if-converted to common shares basis (d) holders of Series A will be entitled to receive dividends on each outstanding share of Series A, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.6779 per share; and (e) the Series A Preferred Stock may convert into 85% of the fully diluted shares of the Company, non-dilutable.

The conversion of 38,000 Series A Preferred shares resulted in the issuance of 96,900,000 common shares being issued.

There is a total of 9,962,000 Series A Preferred shares currently issued and outstanding.

Series B

Pursuant to a Consulting Agreement dated June 14, 2022, one million (1,000,000) new shares of Series B Preferred Stock were issued to Trillium Partners LP, for services rendered.

The Series B (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock, except the Series A Preferred Stock; and (b) senior to any future designation of preferred stock (c) is non-voting (d) holders of Series B will be entitled to receive dividends on each outstanding share of Series B, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.7975 per share; and (e) each share of the Series B Preferred Stock may convert into 3,000 common shares of the Company and may be converted at any time.

Common Stock

The Company is authorized to issue 5,000,000,000 shares of common stock with par value of $0.001 per share. Following the Tekumo Contribution Agreement in June of 2022, there were a total of 150,218,141 common shares issued and outstanding.

The Company issued a total of 31,375,000 common shares pursuant to its prior Regulation 1-A POS offering filed with the Securities and Exchange commission as of September 23, 2022.

The Company recently issued a total of 18,034,000 common shares in September 2023 pursuant to 3(a)(10) Settlement Agreement.

There is a total of 200,197,317 common shares currently issued and outstanding.

Warrants

The Company applies a fair market value for all its stock classes and derivatives. The fair value of each warrant is estimated using a binomial method based on the enterprise value of the Company.

The assumptions used for valuing warrants for the period ended September 30, 2023 are as follows:

September 30, 2023
Exercise price	$0.001
Expected dividends	0
Expected volatility	330%
Risk free interest rate	4.60-5.46%
Expected life of warrant	5.7-7.00 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrant	Weighted Average Exercise Price
Balance – January 1, 2023 – outstanding	265,000,000	$0.0055
Granted	185,000,000	0.001
Exercised	-	-
Forfeited/Cancelled	-	-
Balance – September 30, 2023 – outstanding	450,000,000	0.00365
Balance – September 30, 2023 – exercisable	450,000,000	$0.00365

During the quarter ended September 30, 2023, no warrants were issued.

The outstanding warrants had a fair value market value at grant of $255,542 using an option-pricing model and the above assumptions based on the allocated fair market value of each class of stock.

As of September 30, 2023 the fair market value of all warrants is $100,607 and the weighted average term of the warrants is 6.23 years.

Note 9 - Commitments and Contingencies

Legal

In the normal course of business, the Company may become involved in various legal proceedings. The Company knows of no pending or threatened legal proceeding to which the Company is or will be a party that, if successful, might result in material adverse change in the Company’s business, properties or financial condition.

Note 10 - Subsequent Events

Restatement of Previously Filed Financial Statements

For the quarter ending September 30, 2023, the Company engaged a SEC financial consultant to assess the Company’s Derivative Liabilities related to the various issuances of the Series A and B Preferred Stock, as well as the three series of convertible notes issued with warrants on June 14, 2022, September 30, 2022 and June 15, 2023. Changes in the valuation of the derivative liabilities as well as the recognition of the discounts associated with the convertible notes and the valuation of the deemed dividend for the Series A preferred Stock and stock-based compensation related to the issuance of the Series B Preferred Stock resulted in a restatement of the previously submitted financial statements for the periods ended June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. For details on all those reports please see the specific OTC Disclosures

Other Events

The Company has issued a further 108,320,000 common shares since September 30, 2023 under the terms of its 3(a)(10) Settlement with Convertible Noteholders, with a settlement value of approximately $144,000 which reduces its Convertible Debt liability.

[End]

Balincan USA Inc

Condensed Consolidated Balance Sheets

	December 31, 2022	(As Restated for Reverse Merger) December 31, 2021
	(Unaudited)	(Unaudited)
ASSETS:
Current assets:
Cash	$117,007	$59,920
Accounts Receivable	320,046	943,874
Total Current Assets	437,053	1,003,794

Software & intellectual property	1,802,833	1,223,833
Deposits and other assets	10,395	10,395

Total Assets	$2,250,281	$2,238,022

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,478,835	$651,563
Note payable, net of debt discount and issuance costs	390,885	200,000
Derivative Liability	5,979,437	-
Convertible notes, net of debt discount and issuance costs	1,151,428	-
Line of credit	43,748	761,636
Total Current Liabilities	9,044,333	1,613,199

Notes Long term	159,995	160,581
Total Long-Term Liabilities	159,995	160,581

Total liabilities	9,204,328	1,773,780

Shareholder’s Equity:
Series A Preferred Stock 10,000,000 authorized, $0.001 par value, 9,962,000 issued and outstanding	9,962	10,000
Series B Preferred Stock 1,000,000 authorized and outstanding, $0.001 par value, 1,000,000 issued and outstanding	1,000	-
Common Stock, 1,500,000,000 authorized, $0.001 par value, 150,218,141 issued and outstanding	150,218	-
Additional paid in capital	430,188	581,368
Accumulated deficit	(7,545,415)	(127,126)
Total Stockholder Deficit	(6,954,047)	464,242
Total Liabilities and Shareholder’s Equity	2,250,281	2,238,022

Balincan USA Inc

Condensed Consolidated Statements of Operations

(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	Dec 31, 2022	Dec 31, 2021
Revenue	2,036,300	2,773,418

Cost of Goods Sold	1,242,310	1,637,976
	-
Gross Profit	793,990	1,135,442

Operating Expenses
Stock Based Compensation	956,160
Selling, General and Administrative Expenses	2,148,964	1,288,113

Total Operating Expenses	3,105,124	1,288,113

Loss From Operations	(2,311,134)	(152,671)

Other Expense
Interest Expense	(257,449)	(50,916)
Accretion of Debt Discount	(242,973)
Change in FV of Derivative Liability	3,520,626

Total Other Income	3,020,204)	(50,916)

Net Loss	709,070)	(203,587)

Deemed Dividend	(8,127,359)

Net Loss Attributable To Common Shareholders	(7,418,289)	(203,587)

Per-share data
Basic and Diluted Loss Per Share	(0.09)

Weighted Average Number of Common Shares Outstanding	78,278,099

Balincan USA Inc

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

As of December 31, 2022

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance – December 31, 2021 (As Restated for Reverse Merger)	10,000,000	$10,000		$	$		$581,368	$(127,126)	$464,242

Issuance of shares	-	-	-	-	53,318,141	53,318	(53,318)	-	-
Stock warrants issued	-	-	-	-	-	-	-	-	-
Stock based compensation	-	-	1,000,000	1,000	-	-	(1,000)	(956,160)	(956,160)
Conversion of Preferred Stock to Common Stock	(38,000)	(38)	-	-	96,900,0000	96,900	(96,862)	-	-
Deemed Dividend (Restated)	-	-	-	-	-	-	-	(8,127,359)	(8,127,359)
Change in FV of Derivative Liability								3,520,626	3,520,626
Net loss for the twelve months ended December 31, 2022	-	-	-	-	-	-	-	(1,855,396)	(1,855,396)
Balance – December 31, 2023	9,962,000	$9,962	1,000,000	$1,000	150,218,141	$150,218	$430,188	$(7,545,415)	$(6,954,047)

Balincan USA Inc

Condensed Consolidated Statements of Cash Flows

	Twelve Months	Twelve Months
	Ended	Ended
	Dec 31, 2022	Dec 31, 2021
	(unaudited)	(unaudited)

Cash Flows From Operating Activities:
Net Loss	$709,070)	$(203,587)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
Accretion Of Debt Discount	242,973	-
Stock Based Compensation	956,160	-
Changes in FV of Derivative Liability	(3,520,626)
Changes in Operating Assets and Liabilities:
(Increase) Decrease in:
Accounts Receivable	623,828	(351,912)
Other Current Assets	-	(3,465)
Accounts Payable And Accrued Liabilities	827,272	815,154
Net Cash Provided by Operating Activities	(161,323)	256,190

Cash Flows From Investing Activities:
Purchase of Software & Intellectual Property	(579,000)	(288,000)
Net Cash Used in Investing Activities	(579,000)	(288,000)

Cash Flows From Financing Activities:
Proceeds From Issuance of Convertible Notes	1,325,000	-
Proceeds From Issuance of Note Payable	221,088	15,481
Repayment of Note Payable	(30,789)
Repayment of Line of Credit	(717,889)
Net Cash Provided By Financing Activities	797,410	15,481

Net Change in Cash	57,087	(16,329)

Cash - Beginning of Period	59,920	76,249

Cash - Ending of Period	$117,007	$59,920

Supplemental Disclosures of Cash Flow Information:
Cash Paid For Interest	-	-
Cash Paid For Taxes	-	-

Supplemental Schedule of Non-Cash Financing Activities:

Deemed Dividend	$8,127,359	$-
Stock Warrants Issued with Note Payable	$661,500	$-

NOTES TO FINANCIAL STATEMENTS – FOR THE TWELVE MONTHS ENDED DECEMBER 2022 AND DECEMBER 2021

Note 1 - Description of Business

Organization and History

The accompanying consolidated financial statements include the financial statements of Balincan USA, Inc. (formerly known as MoqiZone Holding Corporation, Trestle Holdings Inc., Sunland Entertainment Co. and Harvey Entertainment Company) (the “Company”).

The Original Share Exchange Agreement, Reverse Merger and Reorganization

On May 7, 2002, the Company was originally incorporated as Sunland Entertainment Co. (Delaware) Inc. pursuant to a Certificate of Incorporation filed with the Secretary of the State of Delaware. Sunland Entertainment Co. was previously incorporated in California and was the successor to the Harvey Entertainment Company as of June 22, 2001.

The corporation filed an Amended and Restated Certificate of Incorporation on July 16, 2002, and a Second Amended and Restated Certificate of Incorporation on September 17, 2003, in which it changed its name to Trestle Holdings, Inc. (“Trestle”). A third Amended and Restated Certificate of Incorporation was filed on November 2, 2006.

On March 15, 2009, Trestle Holdings, Inc. entered into a Share Exchange Agreement with MoqiZone Cayman (the “MoqiZone Agreement”). As of August 25, 2009, an Amended and Restated Certificate of Incorporation was filed in which the corporate name was changed to MoqiZone Holding Corporation and authorized capital was changed to forty million (40,000,000) shares of common stock and fifteen million (15,000,000) shares of preferred stock. Pursuant to additional financings closed in August 2009, a certificate of designation of Series A preferred stock and Series B preferred stock were filed on October 6, 2009, and 15,000 shares of Series A preferred stock and 10,743 shares Series B preferred stock were issued. On August 31, 2009, a one-for-254.5 reverse stock split became effective and reduced outstanding shares of common stock to 703,794 shares and the Series B Preferred Stock was automatically converted into an aggregate of 10,743,000 shares of common stock, representing approximately 95% of the then issued and outstanding shares of common stock. A certificate of designation of Series C preferred stock was filed on April 1, 2010, authorizing 2,250,000 shares of Series C preferred.

On August 24, 2015, the Company filed an Amended Certificate of Incorporation, in which it changed its name to Balincan USA, Inc. (“Balincan”).

The 2022 Contribution Agreement and Reorganization

On June 14, 2022, Balincan entered into a Contribution Agreement with Tekumo LLC (“Tekumo”), a Colorado limited liability corporation, in which it acquired 100% of the membership interests of Tekumo in exchange for ten million (10,000,000) shares of a newly designated Series A Preferred Stock. The Series A Preferred Stock is senior to all other classes of stock and represents 85% of the voting control of the Company and may be converted into 85% of the Company’s fully diluted common stock, non-dilutive for a period of eighteen months.

In conjunction with the change of control, the Company also issued one million (1,000,000) shares of a newly designated Series B Preferred Stock as consideration for services rendered pursuant to a third-party consulting agreement. The Series B Preferred stock is junior to the Series A Preferred Stock upon liquidation, but is senior to all other classes of stock, is non-voting, and may be converted into 9.99% of the Company’s fully diluted common stock, non-dilutive for a period of eighteen months.

The Company also issued a total of $797,500 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 159,500,000 common shares. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 145,000,000 common shares.

To effectuate the reverse merger, consideration of 53,318,141 shares of the Company’s common stock were retained. This is inclusive of the prior Series A Preferred Stock and Series C Preferred Stock along with the $375,000 of unsecured Notes converted into common stock

The Company and a voting majority of its shareholders approved an amendment to the Company’s Articles of Incorporation whereby the number of authorized shares of common stock was increased to 1.5 billion shares.

The Company completed a final tranche of its initial financing as of September 30, 2022 in which it issued a further $660,000 in Convertible Notes pursuant to Security Purchase Agreements. The Notes may convert into 132,000,000 common shares. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 120,000,000 common shares.

Note 2 - Summary of Significant Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, and income tax provisions.

Actual results could differ from those estimates.

Restatement of Previously Issued Financial Statements

For the quarter ending September 30, 2023, the Company engaged a SEC financial consultant to assess the Company’s Derivative Liabilities related to the various issuances of the Series A and B Preferred Stock, as well as the three series of convertible notes issued with warrants on June 14, 2022, September 30, 2022 and June 15, 2023.

Changes in the valuation of the derivative liabilities as well as the recognition of the discounts associated with the convertible notes and the valuation of the deemed dividend for the Series A preferred Stock and stock-based compensation related to the issuance of the Series B Preferred Stock resulted in a restatement of the previously submitted financial statements for the periods ended June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. For details on all those reports please see the specific OTC Disclosures.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, and other current assets. Management believes the estimated fair value of these accounts at December 31, 2022 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable and line of credit obligations. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include intangible assets and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The table below under Derivative Liabilities provides a summary of the relevant assets and liabilities that are measured at fair value on recurring basis:

Fair Value Measurements as of December 31, 2022

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities	5,979,437			$5,979,437
Total Liabilities	5,979,437			$5,979,437

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

Long-lived Assets Including Goodwill and Other Acquired Intangible Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company utilizes a fair market value for the Preferred Stock that maintains a 95% ownership in the Company, and a binomial option model for valuing the convertible debt features and warrants. The inputs utilized in the application of the model included an estimate for the fair market value of the enterprise, a volatility assumption and a risk-free rate. The Company records the change in the fair value of the derivative liability as other income or expense in the consolidated statements of operations.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Tekumo is a service delivery platform that connects enterprises, retailers, and OEM’s with local skilled resources to install and maintain technology systems.

Service events are scheduled for a specific time and location and are typically completed with 2 hours of work.

All the Company’s services and performance obligations are therefore completed at the specific time of service, at a point in time, and are not obligations over time. Consistent with ASC 606-10-25-30-(a), the customer is obligated to pay for the service immediately upon completion of the service. As such, the Company recognizes revenue when that activity has been completed.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with the agreement. We make estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon our assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of our customers, current economic conditions, and other factors that may affect our ability to collect from customers. During the year ended December 31, 2022 and 2021, the Company recorded $0 and $0, respectively as a bad debt expense. As of December 31, 2022 and December 31, 2021, the Company has an allowance for doubtful accounts of $0 and $0, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as Series B Preferred Stock granted to certain non-employees. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period. Compensation expense is reduced for actual forfeitures as they occur.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. For the year ended December 31, 2022 and 2021, such costs were considered insignificant.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the years ended December 31, 2021 and 2020 presented in these consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at December 31, 2022 and 2021:

	December 31
	2022	2021
Series A Preferred Stock	2,544,094,436	-
Series B Preferred Stock	300,436,282	-
Series C Preferred Stock	-	-
Convertible notes	294,995,890	-
Warrants	265,000,000	-
Totals	3,404,526,608	-

Recently Adopted Accounting Guidance

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), “Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance’s amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. The updated guidance, which became effective for fiscal years beginning after December 15, 2021, did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. On October 16, 2019, FASB approved a final ASU delaying the effective date of ASU 2016-13 for small reporting companies to interim and annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of these amendments to the Company’s financial position and results of operations and currently does not know or cannot reasonably quantify the impact of the adoption of the amendments as a result of the complexity and extensive changes from the amendments. The Company does not believe the adoption will have a material impact on the Company’s consolidated financial statements. The adoption of the guidance will affect disclosers and estimates around accounts receivable.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In July 2021, the FASB issued ASU No. 2021-05, Lessors—Certain Leases with Variable Lease Payments (Topic 842), Which requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate (hereafter referred to as “variable payments”) as an operating lease on the commencement date of the lease if specified criteria are met. ASU 2021-05 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), Which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that effect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The Company expects that there would be no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 - Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, as of December 31, 2022, the Company had an accumulated deficit of $7.5 million and a net loss of $7.4 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

On January 30, 2020, the World Health Organization declared the COVID-19 novel coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial impact will be to the Company, capital raising efforts and our operations may be negatively affected.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Notes Payable

The Company’s subsidiary, Tekumo LLC, has outstanding promissory notes with a principal of $ 290,000 and accrued interest of $174,200 as of December 31, 2022. The notes were originally issued with a principal of $400,000 of which $110,000 has been repaid. They carry an interest rate of 10% per annum, an original issue discount of 20%, and a maturity of April 18, 2023.They may be converted into equity securities of a Qualified financing of $500,000 upon the same terms in the financing or the Regulation A price upon a Change of Control.

SBA EIDL Loan: On 6/6/2020 Tekumo borrowed $104,200.00 with a maturity of 30 years at 3.75% interest from the Small Business Administration (“SBA”) through an Economic Injury and Disaster Loan. Subsequent advances of $55,795 were borrowed on 6/30/2022 through 2/26/2021 with a maturity of 30 years at 3.75% interest. The SBA has a continuing security interest in all assets.

Note 5 - Line of Credit

Tekumo has a $3 million Accounts Receivable Financing Agreement with eCapital (previously Flexible Funding) under which it may borrow 90% of eligible outstanding receivables. The funding rate is 0.5% of the borrowed amount plus an interest rate equal to prime plus 7%. eCapital has a senior lien on all Receivables. As of December 31, that balance was ($7,144).

Tekumo also had a line of credit with one of its vendors of $50,891. This carries no interest rate and was paid off post June 30, 2022. It also carries an American Express line of credit of $100,100 with a current balance of $79,898 that carries a 10% interest rate.

Note 6 - Convertible Notes

On June 14, 2022, the Company issued a total of $797,500 in Convertible Notes with a 1-year maturity and an interest rate of 4% per annum pursuant to Security Purchase Agreements. The Notes may convert into 159,500,000 common shares and carry anti-dilution features. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 145,000,000 common shares. Due to the fact that the Company may not be able to net share settle these obligations, the Company has recognized the conversion option on the convertible notes and the warrants as derivative liabilities and recognized a debt discount at inception in the amount of $359,766 which includes an original issue discount of $72,500. The Company received net proceeds of $725,000 in the issuance of these convertible notes.

On September 30, 2022 the Company issued $660,000 in Convertible Notes with a 1-year maturity and an interest rate of 4% per annum pursuant to Security Purchase Agreements. The Notes may convert into 132,000,000 common shares and carry anti-dilution features. The Convertible Notes are accompanied by 7-year Warrants that may be exercised into 120,000,000 common shares. Due to the fact that the Company may not be able to net share settle these obligations, the Company has recognized the conversion option on the convertible notes and the warrants as derivative liabilities and recognized a debt discount at inception in the amount of $189,279 which includes an original issue discount of $60,000. The Company received net proceeds of $600,000 in the issuance of these convertible notes.

The discounts on the Convertible Notes are being amortized over the life of the convertible notes. The derivative liability that was recorded at the inception of the Convertible Notes is being marked-to-market each reporting period and the changes in the fair value of the derivative liability are reflected in other income (expense).

In the years ended December 31, 2022 and 2021, the Company recorded amortization of discounts on the convertible notes of $242,973 and $0, respectively. As of December 31, 2022, the Company has $1,151,428 in Convertible Notes outstanding, net of discounts.

The Company recognized interest expense on the convertible notes of $54,428 and $0 for the years ended December 31, 2022 and 2021, respectively.

Note 7 - Derivative Liabilities

The Company has identified derivative instruments arising from the anti-dilution feature in the Company’s Preferred Stock during the year ended December 31, 2022. For the terms of the anti-dilution features see Note 8. The Company had no derivative assets or liabilities measured at fair value on a recurring basis as of December 31, 2021.

The Company utilizes a discounted cashflow model for the anti-dilution feature. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The following are the changes in the derivative liabilities during the year ended December 31, 2022.

	Year Ended December 31, 2022
	Level 1	Level 2	Level 3
Derivative liabilities as January 1, 2022	$-	$-	$-
Addition	-	-	9,500,063
Changes in fair value	-	-	(3,520,626)
Extinguishment	-	-	-
Derivative liabilities as December 31, 2022	$-	$-	$5,979,437

Note 8 - Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 15,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is eleven million (11,000,000) shares – ten million (10,000,000) designated as Series A Preferred and one million (1,000,000) Series B Preferred.

Series A

Pursuant to the Contribution Agreement dated June 14, 2022, ten million (10,000,000) new shares of Series A Preferred Stock were issued to the members of Tekumo LLC in consideration for 100% of Tekumo’s membership interests.

The Series A (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock; and (b) senior to any future designation of preferred stock (c) controls 85% of the voting interest of the Company on an if-converted to common shares basis (d) holders of Series A will be entitled to receive dividends on each outstanding share of Series A, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.6779 per share; and (e) the Series A Preferred Stock may convert into 85% of the fully diluted shares of the Company, non-dilutable for a period of 18 months from the date of Issuance.

The conversion of 38,000 Series A Preferred shares resulted in the issuance of 96.900,000 common shares being issued.

Series B

Pursuant to a Consulting Agreement dated June 14, 2022, one million (1,000,000) new shares of Series B Preferred Stock were issued to Trillium Partners LP, for services rendered.

The Series B (a) ranks senior, with respect to dividends and liquidation, winding up or dissolution to all other classes of stock, except the Series A Preferred Stock; and (b) senior to any future designation of preferred stock (c) is non-voting (d) holders of Series B will be entitled to receive dividends on each outstanding share of Series B, which will accrue in at a rate equal to 4% per annum from the issuance date; (e) liquidation value of $0.7975 per share; and (e) the Series B Preferred Stock may convert into 10% of the fully diluted shares of the Company, non-dilutable for a period of 18 months from the date of Issuance. The Conversion price of the Series B initially is 3,000 shares of common stock for each share of Series B converted. The Series B may be converted at any time.

Common Stock

The Company was authorized to issue 1,500,000,000 shares of common stock with par value of $0.001 per share. There is a total of 150,218,141 common shares issued and currently outstanding.

Warrants

The Company applies a fair market value for all its stock classes and derivatives. The fair value of each warrant is estimated using a binomial method based on the enterprise value of the Company.

The assumptions used for warrants granted during the year ended December 31, 2022 are as follows:

	December 31, 2022
Exercise price	$0.0055
Expected dividends	0
Expected volatility	330%	%
Risk free interest rate	3.60% - 3.97%
Expected life of warrant	7.00 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrant	Weighted Average Exercise Price
Balance – January 1, 2022 – outstanding	-	-
Granted	265,000,000	0.0055
Exercised	-	-
Forfeited/Cancelled	-	-
Balance – December 31, 2022 – outstanding	265,000,000	0.0055
Balance – December 31, 2022 – exercisable	265,000,000	$0.0055

During the year ended December 31, 2022, a total of 265,000,000 warrants were issued with convertible notes (See Note 6 above). The warrants have a grant date relative fair value of $222,465 using a binomial option-pricing model and the above assumptions.

As of December 31, 2022, the weighted average term of the warrants is 6.59 years.

Note 9 - Commitments and Contingencies

Legal

In the normal course of business, the Company may become involved in various legal proceedings. The Company knows of no pending or threatened legal proceeding to which the Company is or will be a party that, if successful, might result in material adverse change in the Company’s business, properties or financial condition.

Note 10 - Subsequent Events

The Company has evaluated subsequent events after the balance sheet date and based upon its evaluation, management has determined that no other subsequent events, other than the Restatement given below, have occurred that would require recognition in the accompanying condensed consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

Restatement of Previously Filed Financial Statements

For the quarter ending September 30, 2023, the Company engaged a SEC financial consultant to assess the Company’s Derivative Liabilities related to the various issuances of the Series A and B Preferred Stock, as well as the three series of convertible notes issued with warrants on June 14, 2022, September 30, 2022 and June 15, 2023. Changes in the valuation of the derivative liabilities as well as the recognition of the discounts associated with the convertible notes and the valuation of the deemed dividend for the Series A preferred Stock and stock-based compensation related to the issuance of the Series B Preferred Stock resulted in a restatement of the previously submitted financial statements for the periods ended June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. For details on all those reports please see the specific OTC Disclosures.

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